SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 14, 2008

TRADESHOW PRODUCTS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	333-135805	20-3336498
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1590 South Lewis
Anaheim, CA  92805
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(714) 300-0500
 (ISSUER TELEPHONE NUMBER)

1920 E. Hallandale Beach Blvd., Suite 708
Hallandale, Florida  33009
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

[Missing Graphic Reference]
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 14, 2008, the board of directors increased the size of our board of directors from one to three directors by appointing Brian Bonar and John Capezzuto to fill the vacancies on the board of directors.  These new directors have not yet been appointed to any committees of our board of directors.

In addition, David Goldberg, the Company’s Chief Executive Officer, Chief Financial Officer and Corporate Secretary resigned as the Corporate Secretary as of March 14, 2008.  Brian Bonar was elected President and John Capezzuto was elected as the Secretary Protem to replace David Goldberg.  Mr. Goldberg’s resignation as the Corporate Secretary was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Brian Bonar, 60 years of age, President and Director

Mr. Bonar has served as a Chairman and Chief Executive Officer of Dalrada Financial Corporation (formerly Imaging Technologies Corporation, a San Diego, California-based software and hardware company) since 1995. From 1992 through 1994, Mr. Bonar served in various executive positions and as a director for Dalrada. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was a Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developer located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM U.K. Ltd. for approximately 17 years.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Bonar is a party in connection with this appointment as a director and an officer of this Company.

John Capezzuto, 61 years of age, Secretary Protem and Director

Mr. Capezzuto's current employment is as CEO of Warning Management Services Inc., a multi-faceted publicly traded corporation that includes divisions ranging from model agencies to magazine publications to employment services. His employment history includes work as CEO of the Solvis Group, a medical staffing company, and various managerial positions in New York-based visual marketing, trade show and event companies. Over the last twelve years he has been on the board of directors and served as officer for corporations including Warning Management Services, Employment Systems Inc., The Solvis Group, QPI, Exhibitronics Inc., The Mimetics Corporation, Modular Display Systems Display Inc., Tabery Corp., Delta Transport and American Distributing Co.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Capezzuto is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Mr. Bonar or Mr. Capezzuto had or is to have a direct or indirect material interest.

ITEM 8.01 OTHER EVENTS

Effective March 14, 2008, the business is now located at 1590 South Lewis, Anaheim, CA  92805.  The telephone number is (714) 300-0500 and the facsimile is (714) 300-0501.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits. 1. News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tradeshow Products, Inc.

By:	/s/ David Goldberg
David Goldberg, President

Dated: March 18, 2008